SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 28, 2003

CYSIVE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-27607	54-1698017
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

10790 Parkridge Blvd., Suite 400
Reston, VA 20191
(Address of Principal Executive Offices) (Zip Code)

(703) 259-2300
(Registrant’s Telephone Number, Including Area Code)

10780 Parkridge Blvd., Suite 400
Reston, VA 20191
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure

     On November 28, 2003, the Company issued a press release announcing the results of its special meeting of stockholders held on November 28, 2003. At the special meeting, stockholders adopted the Agreement and Plan of Merger, dated as of May 30, 2003, as amended by the Amendment to Agreement and Plan of Merger, dated as of September 14, 2003 (together, the “Merger Agreement”), among the Company, Snowbird Holdings, Inc., a Delaware corporation (“Snowbird”), and Snowbird Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Snowbird (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company with the Company being the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”). A copy of this press release is attached as an exhibit to this current report as Exhibit 99.1.

     On December 1, 2003, the Company issued a press release announcing the consummation of the Merger. A copy of this press release is attached as an exhibit to this current report as Exhibit 99.2.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired: Not Applicable

(b)	Pro Forma Financial Information: Not Applicable

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 28, 2003, announcing the results of the Company’s special meeting of stockholders held on November 28, 2003.

99.2	Press Release, dated December 1, 2003, announcing the consummation of the Merger.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cysive, Inc.

By:	/s/ John R. Lund

John R. Lund Chief Financial Officer

Date: December 1, 2003

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated November 28, 2003, announcing the results of the Company’s special meeting of stockholders held on November 28, 2003.

99.2	Press Release, dated December 1, 2003, announcing the consummation of the Merger.